EXHIBIT 99

EMC Insurance Group Inc. Reports 2016
Third Quarter and Nine Month Results

Third Quarter Ended September 30, 2016
Net Income Per Share - $0.20
Operating Income Per Share1 - $0.23
Net Realized Investment Losses Per Share - $0.03
Catastrophe and Storm Losses Per Share - $0.53
GAAP Combined Ratio - 102.9 percent

Nine Months Ended September 30, 2016
Net Income Per Share - $1.19
Operating Income Per Share1 - $1.21
Net Realized Investment Losses Per Share - $0.02
Catastrophe and Storm Losses Per Share - $1.41
GAAP Combined Ratio - 99.8 percent

DES MOINES, Iowa (November 4, 2016) - EMC Insurance Group Inc. (NASDAQ:EMCI) (the “Company”), today reported net income of $4.1 million ($0.20 per share) for the third quarter ended September 30, 2016, compared to net income of $11.2 million ($0.54 per share) for the third quarter of 2015. For the nine months ended September 30, 2016, the Company reported net income of $24.9 million ($1.19 per share), compared to $40.3 million ($1.96 per share) for the same period in 2015.

Operating income1, which excludes realized investment gains and losses from net income, totaled $4.9 million ($0.23 per share) for the third quarter of 2016, compared to $6.3 million ($0.31 per share) for the third quarter of 2015. For the nine months ended September 30, 2016, the Company reported operating income of $25.3 million ($1.21 per share), compared to $32.8 million ($1.59 per share) for the same period in 2015.

The Company’s GAAP combined ratio was 102.9 percent in the third quarter of 2016, compared to 101.8 percent in the third quarter of 2015. For the first nine months of 2016, the Company’s GAAP combined ratio was 99.8 percent, compared to 97.0 percent in 2015.

“Commercial auto and personal lines continue to depress results,” stated President and Chief Executive Officer Bruce G. Kelley. “We expect to see gradual improvement in the performance of these lines during 2017 from our comprehensive Accelerate Commercial Auto Profitability project and our nearly complete personal lines initiative.

“The new intercompany reinsurance program in place for the property and casualty insurance segment is working as planned. Recoveries under the treaty covering the first half of the year reduced the volatility of our quarterly results caused by catastrophe and storm losses. While no recoveries have been made under the treaty covering the second half of the year, we are near its retention amount and therefore are expecting a minimal amount of catastrophe and storm losses in the fourth quarter,” concluded Kelley.

Premiums earned increased 4.4 percent and 2.9 percent for the third quarter and first nine months of 2016. In the property and casualty insurance segment, premiums earned increased 2.3 percent and 1.6 percent for the third quarter and first nine months of 2016. The new semi-annual aggregate catastrophe excess of loss intercompany reinsurance program between the Company’s three property and casualty insurance subsidiaries and Employers Mutual Casualty Company (Employers Mutual), the Company’s parent organization, reduced premiums earned by $765,000 and $7.1 million for the third quarter and first nine months of 2016. Excluding this cost, premiums earned increased 3.0 percent and 3.7 percent. The majority of these increases are attributed to growth in insured exposures, an increase in new business, and small rate level increases on renewal business.

In the reinsurance segment, premiums earned increased 11.8 percent and 7.2 percent for the third quarter and first nine months of 2016. These increases reflect reductions in the total cost of the revised excess of loss reinsurance program with Employers Mutual totaling $246,000 and $2.4 million for the third quarter and first nine months of 2016. In 2016, the total cost of the reinsurance program includes the premiums paid to Employers Mutual, as well as the cost of Industry Loss Warranties (ILWs) that have been purchased from external parties to provide increased protection in peak exposure territories. During 2015, the premium paid to Employers Mutual (8 percent of total assumed reinsurance premiums written) included the cost of ILWs purchased by Employers Mutual for its benefit. Excluding the reduction in the cost of the revised reinsurance program, premiums earned increased approximately 11.0 percent and 4.7 percent for the third quarter and first nine months of 2016. The increase for the third quarter was driven by the addition of some new accounts and growth in the pro rata line of business, partially offset by a decline in the marine business attributed to the offshore energy and liability proportional account.

Catastrophe and storm losses totaled $17.1 million ($0.53 per share after tax) in the third quarter of 2016, compared to $17.8 million ($0.56 per share after tax) in the third quarter of 2015. Catastrophe and storm losses increased $4.9 million in the property and casualty insurance segment, but declined $5.6 million in the reinsurance segment. The property and casualty insurance segment recovered an additional $3.5 million of catastrophe and storm losses from Employers Mutual during the third quarter under the January 1 through June 30 excess of loss reinsurance treaty, bringing the total recovery for first nine months of 2016 to $5.1 million. No recoveries were made under the July 1 through December 31 treaty; however, only $213,000 of retention remains under that treaty, meaning catastrophe and storm losses will be capped at $213,000 in the fourth quarter, unless the $12.0 million limit of protection is exceeded. No recoveries have been made under the reinsurance segment’s intercompany reinsurance program during the first nine months of 2016. Third quarter 2016 catastrophe and storm losses accounted for 11.1 percentage points of the combined ratio, which was lower than expected, and well below the Company’s most recent 10-year average of 14.3 percentage points for this period. Catastrophe and storm losses accounted for 12.2 percentage points of the combined ratio in the third quarter of 2015.

For the first nine months of 2016, catastrophe and storm losses totaled $45.5 million ($1.41 per share after tax), compared to $40.8 million ($1.29 per share after tax) in 2015. On a segment basis, catastrophe and storm losses amounted to $14.8 million ($0.46 per share after tax) and $34.8 million ($1.08 per share after tax) in the property and casualty insurance segment, and $2.3 million ($0.07 per share after tax) and $10.7 million ($0.33 per share after tax) in the reinsurance segment, for the three and nine months ended September 30, 2016, respectively.

During the third quarter of 2016, management implemented a new reserving methodology for the determination of direct bulk reserves in the property and casualty insurance segment. The new methodology, which is referred to as the accident year ultimate estimate approach, better conforms to industry practices and will provide increased transparency of the drivers of the property and casualty insurance segment's performance. Although the reserves carried at September 30, 2016 were calculated under the new reserving methodology, the explicit drivers of development on prior years' reserves for the three and nine months ended September 30, 2016 cannot be identified because the reserves carried at December 31, 2015 were calculated under the old reserving methodology, and the implicit accident year ultimate assumptions underlying that methodology are not known. The explicit drivers of development on prior years' reserves will be identifiable beginning in the first quarter of 2017.

The implementation of the new reserving methodology did not have a material impact on total carried reserves for the property and casualty insurance segment at September 30, 2016; however, approximately $5.6 million of incurred but not reported (IBNR) loss reserves and settlement expense reserves were reallocated from prior accident years to the current accident year in multiple lines of business. This reduction in prior accident years' reserves is reported as favorable development; however, this development is "mechanical" in nature, and did not have any impact on earnings because the total amount of carried reserves did not change as a result of this reallocation.

During the third quarter of 2015, approximately $2.4 million of reserves on a two-year contract were reallocated from the current accident year to the prior accident year in the reinsurance segment. The increase in prior accident year reserves is reported as adverse development; however, this development is also “mechanical” in nature and did not have any impact on earnings.

The Company reported $13.2 million ($0.41 per share after tax) of favorable development on prior years’ reserves during the third quarter of 2016, compared to $2.2 million ($0.07 per share after tax) in the third quarter of 2015. For the first nine months of 2016, favorable development totaled $29.1 million ($0.90 per share after tax), compared to $20.0 million ($0.63 per share after tax) in 2015. Excluding the “mechanical” development amounts described above, the implied amounts of favorable development that had an impact on earnings would be approximately $7.6 million and $23.5 million for the third quarter and first nine months of 2016, compared to $4.6 million and $22.3 million for the same periods in 2015.

Under the previous reserving methodology employed through the second quarter of 2016, development amounts could vary significantly from quarter to quarter and year to year depending on a number of factors, including the number of claims settled and the settlement terms. With the conversion to the accident year ultimate estimate methodology as of the end of third quarter 2016, calendar year development on prior accident years is determined solely by changes in the prior accident years’ ultimate loss and settlement expense ratios. In transitioning to the new methodology, changes in the assumptions underlying the ultimate ratios previously established for accident years 2015 and prior are difficult to quantify as the implied ultimate ratios under the previous methodology were based on implicit, rather than explicit, actuarial assumptions. Therefore, comparison of 2016 third quarter and year-to-date development amounts to the 2015 development amounts provides little meaningful information, as the prior accident year reserve allocation method lacked explicit frequency and severity assumptions.

Large losses are defined as reported current accident year losses greater than $500,000 for the EMC Insurance Companies' pool, excluding catastrophe and storm losses. Under the property and casualty insurance segment's prior reserving methodology, large losses had a direct impact on earnings. Under the new reserving methodology, large losses are taken into consideration when establishing the current accident quarter/year ultimate estimates of losses, but there is no longer a direct relationship between large losses and earnings. As a result, it is no longer meaningful to report large losses separately. The amount of large losses previously reported for the first six months of 2016 has not been carried forward and disclosed for the nine months ended September 30, 2016, because it would not be comparable to the amount reported for the first nine months of 2015.

Net investment income increased 1.5 percent and 5.7 percent to $11.5 million and $35.9 million for the third quarter and first nine months of 2016, from $11.3 million and $33.9 million for the same periods in 2015. These increases are primarily attributed to higher amounts of dividend income, and an increase in interest income resulting from a higher average invested balance in fixed maturity securities.

Net realized investment losses totaled $1.2 million ($0.03 per share after tax) and $643,000 ($0.02 per share after tax) for the third quarter and first nine months of 2016, compared to net realized investment gains of $7.5 million ($0.23 per share after tax) and $11.6 million ($0.37 per share after tax) for the same periods in 2015. Included in net realized investment losses reported for the third quarter and first nine months of 2016 are $1.9 million and $5.3 million, respectively, of net realized investment losses attributed to declines in the carrying value of a limited partnership that helps to protect the Company from a sudden and significant decline in the value of its equity portfolio. Included in the net realized investment gains reported for the third quarter and first nine months of 2015 are net realized investment gains of $7.2 million and $3.8 million, respectively, attributed to an increase in the carrying value of this limited partnership that resulted from the sharp decline in the equity markets that occurred in August of 2015.

At September 30, 2016, consolidated assets totaled $1.6 billion, including $1.5 billion in the investment portfolio, and stockholders’ equity totaled $562.4 million, an increase of 7.1 percent from December 31, 2015. Book value of the Company’s stock increased 5.6 percent to $26.67 per share from $25.26 per share at December 31, 2015, but declined 0.5 percent from June 30, 2016, which reflects a decline in unrealized gains on the investment portfolio. Book value excluding accumulated other comprehensive income increased 2.9 percent to $23.09 per share from $22.45 per share at December 31, 2015, and was relatively flat compared to June 30, 2016.

Based on results for the first nine months of 2016 and projections for the remainder of the year, management is reaffirming its 2016 operating income1 guidance range of $1.55 to $1.75 per share. The guidance is based on a projected GAAP combined ratio of 99.6 percent for the year and investment income growth in the low- to mid-single digits. The load for catastrophe and storm losses has been reduced to 8.7 points from the previous expectation of 10.2 points; however, the 1.5 point decline in the loss ratio attributable to this reduction was offset by an increase in the core loss ratio.

The Company will hold an earnings teleconference call at noon Eastern time on Friday, November 4, 2016 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the third quarter and nine months ended September 30, 2016, as well as its expectations for the remainder of 2016. Dial-in information for the call is toll-free 1-866-652-5200 (International: 1-412-317-6060).

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir. The webcast will be archived and available for replay for approximately 90 days following the earnings call. A transcript of the teleconference will be available on the Company’s website shortly after the completion of the teleconference.

About EMCI:
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ Stock Market under the symbol EMCI. Additional information regarding EMC Insurance Group Inc. may be found at www.emcins.com/ir. EMCI’s parent company is Employers Mutual. EMCI and Employers Mutual, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

Cautionary Note Regarding Forward-Looking Statements:
The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.

The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;

•	the adequacy of loss and settlement expense reserves;

•	state and federal legislation and regulations;

•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;

•	rating agency actions;

•	“other-than-temporary” investment impairment losses; and

•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that it may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures:
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the Unites States of America (GAAP). Management uses certain non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

1Operating income: Operating income is calculated by excluding net realized investment gains/losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. While realized investment gains (or losses) are integral to the Company’s insurance operations over the long term, the decision to realize investment gains or losses in any particular period is subject to changing market conditions and management’s discretion, and is independent of the Company’s insurance operations. The Company’s calculation of operating income may differ from similar measures used by other companies, so investors should exercise caution when comparing the Company’s measure of operating income to the measure of other companies. Management’s projected operating income guidance is also considered a non-GAAP financial measure.

Management believes operating income is useful to investors because it illustrates the performance of the Company’s normal, ongoing operations, which is important in understanding and evaluating the Company’s financial condition and results of operations. While this measure is consistent with measures utilized by investors and analysts to evaluate performance, it is not intended as a substitute for the GAAP financial measure of net income. Therefore, the Company has provided the following reconciliations of the non-GAAP financial measure of operating income to the GAAP financial measure of net income.

RECONCILIATION OF OPERATING INCOME TO NET INCOME
($ in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Operating income	$4,904	$6,315	$25,329	$32,756
Net realized investment gains (losses)(after tax)	(775)	4,874	(418)	7,511
Net income	$4,129	$11,189	$24,911	$40,267

RECONCILIATION OF OPERATING INCOME PER SHARE TO NET INCOME PER SHARE
	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Operating income	$0.23	$0.31	$1.21	$1.59
Net realized investment gains (losses)(after tax)	(0.03)	0.23	(0.02)	0.37
Net income	$0.20	$0.54	$1.19	$1.96

Statutory data is prepared in accordance with statutory accounting principles as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

2Premiums written: Under statutory accounting principles, property/casualty premiums written is the cost of insurance coverage, and refers to premiums for all policies sold during a specified reporting period. Management analyzes trends in premiums written to assess business efforts. Premiums earned, used in both statutory and GAAP accounting, is the recognition of the portion of premiums written directly related to the expired portion of an insurance policy for a given reporting period. The unexpired portion of premiums written is referred to as unearned premiums, and represents the portion of premiums written that would be returned to a policyholder upon cancellation of a policy.

RECONCILIATION OF PREMIUMS WRITTEN TO PREMIUMS EARNED
($ in thousands)
Three months ended September 30, 2016	Property and Casualty Insurance	Reinsurance	Consolidated
Premiums written	$138,904	$37,339	$176,243
Change in unearned premiums	(22,532)	(1,530)	(24,062)
Premiums earned	$116,372	$35,809	$152,181

Three months ended September 30, 2015	Property and Casualty Insurance	Reinsurance	Consolidated
Premiums written	$134,722	$31,446	$166,168
Change in unearned premiums	(20,969)	589	(20,380)
Premiums earned	$113,753	$32,035	$145,788

Nine months ended September 30, 2016	Property and Casualty Insurance	Reinsurance	Consolidated
Premiums written	$370,704	$98,754	$469,458
Change in unearned premiums	(32,115)	4,021	(28,094)
Premiums earned	$338,589	$102,775	$441,364

Nine months ended September 30, 2015	Property and Casualty Insurance	Reinsurance	Consolidated
Premiums written	$364,329	$96,914	$461,243
Change in unearned premiums	(31,117)	(1,002)	(32,119)
Premiums earned	$333,212	$95,912	$429,124

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Quarter ended September 30, 2016	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$116,372	$35,809	$—	$152,181
Investment income, net	8,185	3,285	4	11,474
Other income (loss)	172	(257)	—	(85)
	124,729	38,837	4	163,570
Losses and expenses:
Losses and settlement expenses	81,643	26,530	—	108,173
Dividends to policyholders	3,944	—	—	3,944
Amortization of deferred policy acquisition costs	19,206	7,639	—	26,845
Other underwriting expenses	16,690	916	—	17,606
Interest expense	84	—	—	84
Other expenses	190	—	489	679
	121,757	35,085	489	157,331
Operating income (loss) before income taxes	2,972	3,752	(485)	6,239
Realized investment losses	(799)	(393)	—	(1,192)
Income (loss) before income taxes	2,173	3,359	(485)	5,047
Income tax expense (benefit):

Current	569	1,024	(145)	1,448
Deferred	(264)	(108)	(158)	(530)
	305	916	(303)	918
Net income (loss)	$1,868	$2,443	$(182)	$4,129
Average shares outstanding				21,060,665
Per Share Data:
Net income (loss) per share - basic and diluted	$0.09	$0.12	$(0.01)	$0.20
Catastrophe and storm losses (after tax)	$0.46	$0.07	$—	$0.53
Large losses* (after tax)	N/A	N/A	N/A	N/A
Reported favorable development experienced on prior years' reserves (after tax)	$0.39	$0.02	$—	$0.41
Favorable development that had no impact on earnings (after tax)	(0.17)	—	—	(0.17)
Implied favorable development that had an impact on earnings (after tax)	$0.22	$0.02	$—	$0.24
Dividends per share				$0.190
Other Information of Interest:
Premiums written[2]	$138,904	$37,339	$—	$176,243
Catastrophe and storm losses	$14,787	$2,266	$—	$17,053
Large losses*	N/A	N/A	N/A	N/A
Reported favorable development experienced on prior years' reserves	$(12,442)	$(796)	$—	$(13,238)
Favorable development that had no impact on earnings	5,592	—	—	5,592
Implied favorable development that had an impact on earnings	$(6,850)	$(796)	$—	$(7,646)
GAAP Ratios:
Loss and settlement expense ratio	70.2%	74.1%	—	71.1%
Acquisition expense ratio	34.2%	23.9%	—	31.8%
Combined ratio	104.4%	98.0%	—	102.9%

*Large losses are defined as reported current accident year losses greater than $500 for the EMC Insurance Companies' pool, excluding catastrophe and storm losses. Under the property and casualty insurance segment's prior reserving methodology, large losses had a direct impact on earnings. Under the new reserving methodology, large losses are taken into consideration when establishing the current accident quarter/year ultimate estimates of losses, but there is no longer a direct relationship between large losses and earnings. As a result, it is no longer meaningful to report large losses separately.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Quarter ended September 30, 2015	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$113,753	$32,035	$—	$145,788
Investment income, net	8,125	3,176	(2)	11,299
Other income	210	309	—	519
	122,088	35,520	(2)	157,606
Losses and expenses:
Losses and settlement expenses	75,976	26,709	—	102,685
Dividends to policyholders	3,555	—	—	3,555
Amortization of deferred policy acquisition costs	18,736	7,403	—	26,139

Other underwriting expenses	15,587	458	—	16,045
Interest expense	84	—	—	84
Other expenses	196	—	479	675
	114,134	34,570	479	149,183
Operating income (loss) before income taxes	7,954	950	(481)	8,423
Realized investment gains	4,889	2,609	—	7,498
Income (loss) before income taxes	12,843	3,559	(481)	15,921
Income tax expense (benefit):
Current	2,743	507	(169)	3,081
Deferred	1,235	416	—	1,651
	3,978	923	(169)	4,732
Net income (loss)	$8,865	$2,636	$(312)	$11,189
Average shares outstanding				20,684,890
Per Share Data:
Net income (loss) per share - basic and diluted	$0.43	$0.12	$(0.01)	$0.54
Catastrophe and storm losses (after tax)	$0.31	$0.25	$—	$0.56
Large losses* (after tax)	$0.32	$—	$—	$0.32
Reported favorable (adverse) development experienced on prior years' reserves (after tax)	$0.15	$(0.08)	$—	$0.07
Adverse development that had no impact on earnings (after tax)	—	0.07	—	0.07
Implied favorable (adverse) development that had an impact on earning (after tax)	$0.15	$(0.01)	$—	$0.14
Dividends per share				$0.170
Other Information of Interest:
Premiums written[2]	$134,722	$31,446	$—	$166,168
Catastrophe and storm losses	$9,920	$7,844	$—	$17,764
Large losses*	$10,304	$—	$—	$10,304
Reported (favorable) adverse development experienced on prior years' reserves	$(4,722)	$2,495	$—	$(2,227)
Adverse development that had no impact on earnings	—	(2,361)	—	(2,361)
Implied (favorable) adverse development that had an impact on earnings	$(4,722)	$134	$—	$(4,588)
GAAP Ratios:
Loss and settlement expense ratio	66.8%	83.4%	—	70.4%
Acquisition expense ratio	33.3%	24.5%	—	31.4%
Combined ratio	100.1%	107.9%	—	101.8%

*Large losses are defined as reported current accident year losses greater than $500 for the EMC Insurance Companies' pool, excluding catastrophe and storm losses.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Nine months ended September 30, 2016	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$338,589	$102,775	$—	$441,364
Investment income, net	25,524	10,350	9	35,883
Other income (loss)	466	(485)	—	(19)
	364,579	112,640	9	477,228

Losses and expenses:
Losses and settlement expenses	225,207	70,895	—	296,102
Dividends to policyholders	11,292	—	—	11,292
Amortization of deferred policy acquisition costs	58,129	22,611	—	80,740
Other underwriting expenses	49,839	2,295	—	52,134
Interest expense	253	—	—	253
Other expenses	558	—	1,495	2,053
	345,278	95,801	1,495	442,574
Operating income (loss) before income taxes	19,301	16,839	(1,486)	34,654
Realized investment losses	(627)	(16)	—	(643)
Income (loss) before income taxes	18,674	16,823	(1,486)	34,011
Income tax expense (benefit):
Current	6,425	5,601	(586)	11,440
Deferred	(1,778)	(494)	(68)	(2,340)
	4,647	5,107	(654)	9,100
Net income (loss)	$14,027	$11,716	$(832)	$24,911
Average shares outstanding				20,964,236
Per Share Data:
Net income (loss) per share - basic and diluted	$0.67	$0.56	$(0.04)	$1.19
Catastrophe and storm losses (after tax)	$1.08	$0.33	$—	$1.41
Large losses* (after tax)	N/A	N/A	N/A	N/A
Reported favorable development experienced on prior years' reserves (after tax)	$0.69	$0.21	$—	$0.90
Favorable development that had no impact on earnings (after tax)	(0.17)	—	—	(0.17)
Implied favorable development that had an impact on earnings (after tax)	$0.52	$0.21	$—	$0.73
Dividends per share				$0.570
Book value per share				$26.67
Effective tax rate				26.8%
Annualized net income as a percent of beg. SH equity				6.3%
Other Information of Interest:
Premiums written[2]	$370,704	$98,754	$—	$469,458
Catastrophe and storm losses	$34,787	$10,747	$—	$45,534
Large losses*	N/A	N/A	N/A	N/A
Reported favorable development experienced on prior years' reserves	$(22,229)	$(6,880)	$—	$(29,109)
Favorable development that had no impact on earnings	5,592	—	—	5,592
Implied favorable development that had an impact on earnings	$(16,637)	$(6,880)	$—	$(23,517)
GAAP Ratios:
Loss and settlement expense ratio	66.5%	69.0%	—	67.1%
Acquisition expense ratio	35.2%	24.2%	—	32.7%
Combined ratio	101.7%	93.2%	—	99.8%

*Large losses are defined as reported current accident year losses greater than $500 for the EMC Insurance Companies' pool, excluding catastrophe and storm losses. Under the property and casualty insurance segment's prior reserving methodology, large losses had a direct impact on earnings. Under the new reserving methodology, large losses are taken into consideration when establishing the current accident quarter/year ultimate estimates of losses, but there is no longer a direct relationship between large losses and earnings. As a result, it is no longer meaningful to report large losses separately. The amount of large losses previously reported for the first six months of 2016 has not been carried forward and disclosed for the nine months ended September 30, 2016, because it would not be comparable to the amount reported for the first nine months of 2015.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Nine months ended September 30, 2015	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$333,212	$95,912	$—	$429,124
Investment income, net	24,301	9,654	(9)	33,946
Other income	582	1,040	—	1,622
	358,095	106,606	(9)	464,692
Losses and expenses:
Losses and settlement expenses	215,468	65,135	—	280,603
Dividends to policyholders	6,492	—	—	6,492
Amortization of deferred policy acquisition costs	56,003	22,820	—	78,823
Other underwriting expenses	47,784	2,567	—	50,351
Interest expense	253	—	—	253
Other expenses	568	—	1,424	1,992
	326,568	90,522	1,424	418,514
Operating income (loss) before income taxes	31,527	16,084	(1,433)	46,178
Realized investment gains	7,866	3,689	—	11,555
Income (loss) before income taxes	39,393	19,773	(1,433)	57,733
Income tax expense (benefit):
Current	10,513	5,583	(502)	15,594
Deferred	1,312	560	—	1,872
	11,825	6,143	(502)	17,466
Net income (loss)	$27,568	$13,630	$(931)	$40,267
Average shares outstanding				20,577,493
Per Share Data:
Net income (loss) per share - basic and diluted	$1.34	$0.66	$(0.04)	$1.96
Catastrophe and storm losses (after tax)	$0.91	$0.38	$—	$1.29
Large losses* (after tax)	$0.68	$—	$—	$0.68
Reported favorable development experienced on prior years' reserves (after tax)	$0.45	$0.18	$—	$0.63
Adverse development that had no impact on earnings (after tax)	—	0.07	—	0.07
Implied favorable development that had an impact on earnings (after tax)	$0.45	$0.25	$—	$0.70
Dividends per share				$0.503
Book value per share				$25.09
Effective tax rate				30.3%
Annualized net income as a percent of beg. SH equity				10.7%
Other Information of Interest:
Premiums written[2]	$364,329	$96,914	$—	$461,243
Catastrophe and storm losses	$28,651	$12,104	$—	$40,755
Large losses*	$21,453	$—	$—	$21,453
Reported favorable development experienced on prior years' reserves	$(14,177)	$(5,780)	$—	$(19,957)
Adverse development that had an impact on earnings	—	(2,361)	—	(2,361)
Implied favorable development that had an impact on earnings	$(14,177)	$(8,141)	$—	$(22,318)
GAAP Ratios:

Loss and settlement expense ratio	64.7%	67.9%	—	65.4%
Acquisition expense ratio	33.1%	26.5%	—	31.6%
Combined ratio	97.8%	94.4%	—	97.0%

*Large losses are defined as reported current accident year losses greater than $500 for the EMC Insurance Companies' pool, excluding catastrophe and storm losses.

CONSOLIDATED BALANCE SHEETS
	September 30, 2016	December 31, 2015
($ in thousands, except share and per share amounts)	(Unaudited)
ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost $1,184,470 and $1,130,217)	$1,237,150	$1,161,025
Equity securities available-for-sale, at fair value (cost $151,852 and $144,176)	219,282	206,243
Other long-term investments	9,941	9,930
Short-term investments	42,611	38,599
Total investments	1,508,984	1,415,797

Cash	350	224
Reinsurance receivables due from affiliate	22,590	24,236
Prepaid reinsurance premiums due from affiliate	11,588	6,563
Deferred policy acquisition costs (affiliated $44,320 and $40,535)	44,620	40,720
Prepaid pension and postretirement benefits due from affiliate	11,043	12,133
Accrued investment income	12,143	10,789
Amounts receivable under reverse repurchase agreements	16,850	16,850
Accounts receivable	2,958	804
Income taxes recoverable	—	1,735
Goodwill	942	942
Other assets (affiliated $4,838 and $4,595)	5,437	5,162
Total assets	$1,637,505	$1,535,955

LIABILITIES
Losses and settlement expenses (affiliated $695,461 and $671,169)	$700,565	$678,774
Unearned premiums (affiliated $271,539 and $238,637)	272,900	239,435
Other policyholders' funds (all affiliated)	11,809	8,721
Surplus notes payable to affiliate	25,000	25,000
Amounts due affiliate to settle inter-company transaction balances	4,025	6,408
Pension benefits payable to affiliate	3,826	4,299
Income taxes payable	156	—
Deferred income taxes	25,894	19,029
Other liabilities (affiliated $24,659 and $28,598)	30,921	29,351
Total liabilities	1,075,096	1,011,017

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 30,000,000 shares; issued and outstanding, 21,084,948 shares in 2016 and 20,780,439 shares in 2015	21,085	20,781
Additional paid-in capital	115,724	108,747
Accumulated other comprehensive income	75,529	58,433
Retained earnings	350,071	336,977
Total stockholders' equity	562,409	524,938
Total liabilities and stockholders' equity	$1,637,505	$1,535,955

LOSS AND SETTLEMENT EXPENSE BY LINE OF BUSINESS

	Three months ended September 30,
	2016			2015
($ in thousands)	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio
Property and casualty insurance
Commercial lines:
Automobile	$28,113	$26,274	93.5%	$27,080	$24,555	90.7%
Property	27,471	17,227	62.7%	26,526	19,290	72.7%
Workers' compensation	24,536	13,510	55.1%	23,777	12,098	50.9%
Liability	24,277	14,179	58.4%	23,449	10,726	45.7%
Other	2,102	705	33.6%	2,032	348	17.1%
Total commercial lines	106,499	71,895	67.5%	102,864	67,017	65.2%

Personal lines	9,873	9,748	98.7%	10,889	8,959	82.3%
Total property and casualty insurance	$116,372	$81,643	70.2%	$113,753	$75,976	66.8%

Reinsurance
Pro rata reinsurance	$15,066	$10,235	67.9%	$13,037	$9,667	74.2%
Excess of loss reinsurance	20,743	16,295	78.6%	18,998	17,042	89.7%
Total reinsurance	$35,809	$26,530	74.1%	$32,035	$26,709	83.4%

Consolidated	$152,181	$108,173	71.1%	$145,788	$102,685	70.4%

	Nine months ended September 30,
	2016			2015
($ in thousands)	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio
Property and casualty insurance
Commercial lines:
Automobile	$82,449	$69,763	84.6%	$78,698	$61,843	78.6%
Property	77,292	52,687	68.2%	77,518	53,652	69.2%
Workers' compensation	71,272	39,680	55.7%	69,150	39,591	57.3%
Liability	72,086	38,045	52.8%	68,952	34,668	50.3%
Other	6,246	648	10.4%	6,044	794	13.1%
Total commercial lines	309,345	200,823	64.9%	300,362	190,548	63.4%

Personal lines	29,244	24,384	83.4%	32,850	24,920	75.9%
Total property and casualty insurance	$338,589	$225,207	66.5%	$333,212	$215,468	64.7%

Reinsurance
Pro rata reinsurance	$44,175	$26,367	59.7%	$40,154	$23,468	58.4%
Excess of loss reinsurance	58,600	44,528	76.0%	55,758	41,667	74.7%
Total reinsurance	$102,775	$70,895	69.0%	$95,912	$65,135	67.9%

Consolidated	$441,364	$296,102	67.1%	$429,124	$280,603	65.4%

PREMIUMS WRITTEN[2]
	Three months ended September 30, 2016		Three months ended September 30, 2015
($ in thousands)	Premiums written	Percent of premiums written	Premiums written	Percent of premiums written	Change in premiums written
Property and casualty insurance
Commercial lines:
Automobile	$29,649	16.8%	$28,904	17.4%	2.6%
Property	34,062	19.3%	32,891	19.8%	3.6%
Workers' compensation	35,623	20.2%	33,385	20.1%	6.7%
Liability	27,060	15.4%	26,556	16.0%	1.9%
Other	2,329	1.3%	2,213	1.3%	5.2%
Total commercial lines	128,723	73.0%	123,949	74.6%	3.9%

Personal lines	10,181	5.8%	10,773	6.5%	(5.5)%
Total property and casualty insurance	$138,904	78.8%	$134,722	81.1%	3.1%

Reinsurance
Pro rata reinsurance	$15,115	8.6%	$12,103	7.3%	24.9%
Excess of loss reinsurance	22,224	12.6%	19,343	11.6%	14.9%
Total reinsurance	$37,339	21.2%	$31,446	18.9%	18.7%

Consolidated	$176,243	100.0%	$166,168	100.0%	6.1%

	Nine months ended September 30, 2016		Nine months ended September 30, 2015
($ in thousands)	Premiums written	Percent of premiums written	Premiums written	Percent of premiums written	Change in premiums written
Property and casualty insurance
Commercial lines:
Automobile	$89,974	19.2%	$86,947	18.9%	3.5%
Property	85,534	18.2%	85,853	18.6%	(0.4)%
Workers' compensation	80,896	17.2%	76,912	16.7%	5.2%
Liability	78,456	16.7%	75,765	16.4%	3.6%
Other	6,863	1.5%	6,413	1.4%	7.0%
Total commercial lines	341,723	72.8%	331,890	72.0%	3.0%

Personal lines	28,981	6.2%	32,439	7.0%	(10.7)%
Total property and casualty insurance	$370,704	79.0%	$364,329	79.0%	1.7%

Reinsurance
Pro rata reinsurance	$42,078	9.0%	$40,232	8.7%	4.6%
Excess of loss reinsurance	56,676	12.0%	56,682	12.3%	—%
Total reinsurance	$98,754	21.0%	$96,914	21.0%	1.9%

Consolidated	$469,458	100.0%	$461,243	100.0%	1.8%